Exhibit 23.01






                           CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption
           Experts in the Registration Statement (Form S-8) for the registration of 2,400,000 shares of its common stock pertaining to the Temple-Inland Inc. 1997 Stock Option Plan and to the incorporation by reference therein of our reports dated January 31, 1997, with respect to the consolidated financial statements of Temple-Inland Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 28, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

          Houston, Texas
          May 16, 1997